PURCHASE AND SALE AGREEMENT

         This PURCHASE AND SALE AGREEMENT (this "Agreement"), dated October __, 2002, is entered into between QUAD CITY BANCARD, INC., a Delaware corporation ("Bancard"), ALLIED MERCHANT SERVICES, INC., an Illinois corporation ("AMS") (Bancard and AMS sometimes collectively referred to herein as the "Seller"), iPAYMENT, INC., a Delaware corporation ("iPayment"), and QUAD CITY ACQUISITION CORP., a Delaware corporation, a wholly owned subsidiary of iPayment ("Purchaser").

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, Bancard has entered into certain merchant services agreements with the Merchants (as further defined herein), in the forms which are attached hereto as Exhibit A, (the "Merchant Agreements") regarding credit card processing services;

         WHEREAS, Bancard has entered into certain Merchant Agreements with merchants that were solicited by AMS (as listed on Exhibit B hereto) (the "AMS Merchants");

         WHEREAS, Bancard has entered into certain merchant solicitation agreements with the independent sales organizations and agents (as listed on Exhibit C attached hereto) (the "ISO Groups") and has certain rights to merchant agreements with merchants solicited by the ISO Groups (as listed on Exhibit D hereto) (the "ISO Merchants");

         WHEREAS, Bancard has entered into agreements with Online Data Corporation ("ODC") and with Cardsync, Inc. ("Cardsync") to provide certain merchant processing services to each of them for certain merchants (as listed on Exhibit E) (the "ODC/CardSync Merchants") whereby Bank has certain rights to such ODC/CardSync Merchants. ODC and Cardsync are both wholly owned subsidiaries of iPayment. For purposes of this Agreement, the "AMS Merchants, the ISO Merchants and the ODC/CardSync Merchants are hereinafter collectively referred to as the "Merchants";

         WHEREAS, Bancard (and AMS, via Bancard) has entered into certain agreements with third party vendors, (as listed on Exhibit F attached hereto), (all of which are collectively referred to as the "Vendor Agreements") pursuant to which such entities agreed to provide certain services, including processing services to the Merchants. For purposes of this Agreement, the rights of AMS and Bancard to the Merchants, the rights of AMS and Bancard to the Merchant Agreements, the rights of AMS and Bancard to the Vendor Agreements and all related and ancillary documents are hereinafter collectively referred to herein as the "Seller Portfolio";

         WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller the Seller Portfolio and all rights associated therewith, whether owned by the Bancard or AMS, together with certain other assets described in Schedule 1.01 hereto;

         NOW, THEREFORE, IN CONSIDERATION of the promises and of the mutual representations, warranties and covenants which are made and to be performed by the respective parties, it is agreed as follows:

                                    ARTICLE I

                      PURCHASE AND SALE OF SELLER PORTFOLIO

1.01. Purchase and Sale of Seller Portfolio. Subject to the terms and conditions of this Agreement, and subject to Seller's receipt of the purchase price set forth in Section 1.05(a), on the "Closing Date" (as defined in Section
      1.08 hereof), Seller shall sell, assign and deliver good and marketable title ("Transfer") to Purchaser, and Purchaser shall purchase, acquire, accept and assume from Seller, all of Seller's rights and interest in and to the Seller Portfolio, including all contracts, contract rights, customer lists, merchant accounts, agent agreements, independent sales organization agreements, computer printouts, papers and other documents in the possession of Seller relating to the Seller Portfolio, and also certain AMS office furnishings and equipment, as are further set forth in
      Schedule 1.01 attached hereto. The Seller Portfolio together with the other assets referenced in Schedule 1.01 are collectively referred to as the "Assets." Seller Transfers such Assets to Purchaser free and clear of all liens, liabilities and encumbrances except for any liabilities specifically assumed by the Purchaser herein. Furthermore, Seller transfers its right, title and interest in and to the Merchant Reserves (as defined herein).

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      Anything herein to the contrary notwithstanding, Seller and AMS reserve to themselves, and do not sell or assign to Purchaser as part of the Seller Portfolio or the Assets, the following:

      (1) all rights (and any associated liabilities) of AMS to lease residuals on point of sale, equipment leases made before the Effective Date between Lease Finance Group (a division of Newcourt Financial USA, Inc.), as Lessor, and Merchants which are a part of the AMS portion of the Seller Portfolio, as Lessees; and

      (2) Eighty percent (80%) of the annual fees for 2002 which, in accordance with the past annual fee billing practices of AMS and Seller, the parties hereto agree shall be assessed as a charge processed under the Interim Processing Agreement (attached as Exhibit 5.03) in December, 2002 to the Merchants which are a part of the AMS portion of the Seller Portfolio. Seller and AMS will retain such 80% of those fees as they are collected, any other terms or provisions of the Interim Processing Agreement notwithstanding.

1.02. Assumption of Liabilities. Except for the liabilities specifically assumed hereby and further described below, Purchaser will not assume any debts, liabilities, obligations, expenses, taxes, contracts or commitments of Seller or AMS of any kind, character or description, whether accrued, absolute, contingent or otherwise. Purchaser and iPayment hereby assume the following described liabilities and agree to indemnify Seller and AMS and their successors, assigns, parent companies (including Quad City Bank & Trust Company ("Bank") and QCR Holdings, Inc.), affiliates, officers, directors, agents, attorneys and insurers against and hold them harmless from any and all damages, claims, causes of action, Liabilities, losses, obligations or expenses relating to the following described matters:

      (a)  With  regard  to  the  AMS  Merchants,   Purchaser  will  assume  all
           Liabilities associated therewith that relate to transactions which occurred on or after January 1, 2002;

      (b)  With  regard to the ISO  Merchants  and the  ODC/CardSync  Merchants,
           Purchaser   will  assume  all   Liabilities   whatsoever   associated
           therewith, whether occurring on, before or after the Effective Date;

      (c) For purposes of this Section 1.02(a) and 1.02(b), "Liabilities" shall mean Unfulfilled Chargebacks (as hereinafter defined), credit vouchers and penalties, assessments, MasterCard/Visa fines and other adjustments relating to Merchants and all other expenses and losses resulting therefrom;

      (d) Subject to the Interim Processing Agreement, all contractual obligations accruing after the Effective Date of Bancard, Bank or AMS owing to the AMS Merchants, the ISO Merchants and the ODC/CardSync Merchants pursuant to the Merchant Agreements;

      (e) All contractual obligations relating to the period after the Effective Date of Bancard, Bank or AMS owing to the AMS sales offices and agents, owing to the ISO Groups or owing to ODC or CardSync; provided, however, Purchaser and iPayment shall be obligated to perform all residual purchase obligations owing to the AMS sales offices, regardless of when accrued, to the extent those rights are triggered by this transaction or are exercised after the Effective Date; and

      (f)  Those  additional  liabilities  of  Bancard,  Bank or AMS  listed  on
           Schedule 1.02 attached hereto and herein incorporated by this reference.

1.03  Merchant Chargeback.

      (a) Subsequent to the Closing, all merchant chargebacks and penalties pertaining to Merchants' transactions will be processed in the ordinary course of business, and debited from the operating accounts of the affected Merchants, consistent with the applicable Merchant Agreements, regardless of the location of the operating accounts. To the extent that the funds within such operating accounts are insufficient to pay any chargebacks and/or penalties and assessments imposed by Visa USA, Inc. or Mastercard International, Inc., (collectively, "Unfulfilled Chargebacks"), such Unfulfilled
           Chargebacks will be processed utilizing funds set aside in the reserve accounts set forth in Section 1.03(b), subject to the provisions thereof, and then shall be allocated pursuant to Section
           1.02 above.

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      (b)  Seller has in its possession  certain  Merchants'  reserves set aside for Unfulfilled Chargebacks. The merchant reserve accounts, as of the Closing, are as set forth in Schedule 1.03 attached hereto ("Merchant Reserves"). The accounts in which the Merchant Reserves are deposited will be maintained at Seller until the termination of the Interim Processing Agreement executed concurrently herewith and until the existing BINs and ICAs have been transferred to a new Visa/MasterCard Member Bank in order that Seller and Bank will not have continuing liability for Unfulfilled Chargebacks related to or arising from the Seller Portfolio or Bancard's and Bank's continued services under the Interim Processing Agreement (other than Unfulfilled Chargebacks arising from AMS's pre-January 1, 2002 transactions), at which time any remaining Merchant Reserves will be transferred to another financial institution, which is a member in good standing of the national credit card associations, at the Purchaser's direction ("Purchaser's Bank").

      (c) Purchaser and iPayment hereby agree to accept the assignment from Seller and AMS of the Merchant Reserves, to become the holder of the Merchant Reserves and to assume and perform all obligations of Seller or AMS arising from, related to, or regarding the Merchant Reserves including, but not limited to, all obligations owing to the merchants who have deposited such reserves and all obligations arising under law, including, but not limited to, escheat obligations. Purchaser and iPayment, hereby agree to indemnify, defend, and hold Seller and AMS, and their officers, directors, parent companies and affiliates (collectively the "Indemnified Parties") harmless from any and all losses, liabilities, claims, causes of action, and damages now existing or hereafter arising to which the Indemnified Parties may become subject or which Indemnified Parties may suffer or incur arising from, related to, or regarding the Merchant Reserve including, but not limited to, any claims of merchants, and any claims arising under law, including, but not limited to, escheat obligations.

      (d) As to Unfulfilled Chargebacks which are allocated to Purchaser and iPayment pursuant to Section 1.02 above and cannot be satisfied from the applicable Merchant Reserves, then Bancard, while it is processing pursuant to the Interim Processing Agreement, may collect such Unfulfilled Chargebacks in the following order of right:

           (i) setting off against the next month settlement of residuals to Purchaser or iPayment;

           (ii) repayment immediately on Purchaser's demand from Purchaser or iPayment;

           (iii)repayment immediately on Purchaser's demand from Greg Daily, as guarantor (provided that demand shall not be made on Greg Daily sooner than five (5) days after demand is made on Purchaser and iPayment under Section 1.03(d)(ii); and

           (iv) Bancard may proceed with all applicable remedies pursuant to the Uniform Commercial Code against its security interest in the Seller Portfolio.

      (e) Purchaser and iPayment hereby grant to Bancard and Bank a security interest in the Seller Portfolio, which lien shall be a first and prior lien and security interest in such Seller Portfolio, to secure and to assure payment to Bancard and Bank of all obligations owing to Bancard or Bank pursuant to the terms of this Purchase and Sale Agreement. Purchaser and iPayment shall deliver to Bancard and Bank all UCC financing statements or other documents reasonably requested by Bancard and Bank to evidence and perfect the security interest granted hereunder. At such time as the Interim Processing Agreement is terminated, including transfer of the applicable BIN to a new sponsor bank other than Bank /Bancard, and all sums owing to Bancard and Bank hereunder have been paid in full, this security interest in favor of Bancard and Bank in the Seller Portfolio shall terminate and be of no further force or effect. Bancard/Bank shall undertake good faith efforts to terminate all UCC filings upon termination of the security interest.

1.04 Prorations. After the Closing Date, Purchaser and Seller shall prorate as of the Closing Date any amounts which become due and payable after the Closing Date with respect to the Assets.

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1.05  Purchase  Price.  The purchase price for the Seller  Portfolio  shall be a total of Three Million, Five Hundred Thousand Dollars ($3,500,000.00), in cash, due and payable at Closing. An additional sum of Seven Thousand
      Eight Hundred Dollars & 00/100 ($7,800.00) shall be paid to AMS from Purchaser in cash at closing for the AMS furnishings and equipment described in Schedule 1.01.The foregoing purchase price for the Seller Portfolio is allocated by the Parties entirely to the purchase of the contracts, contract rights, customer lists, merchant accounts, agent agreements, independent sales organization agreements, computer printouts, papers and other documents relating to the Seller Portfolio, and as consideration for the non-solicitation provision as follows:

      (a) One Million Dollars shall be allocated towards the AMS Merchants and the assets associated therewith.

      (b) Two Million Five Hundred Thousand Dollars shall be allocated towards the ISO Merchants and the ODC/CardSync Merchants and the assets associated therewith.

1.06. Instruments of Conveyance and Transfer, Etc. Seller is delivering to Purchaser herewith such assignments and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to Purchaser, as is necessary to complete the Transfer and be effective to vest in Purchaser all of Seller's rights and interest in the Assets free of all liens or encumbrances or other claims of third parties other than those disclosed in Schedule 1.06, and simultaneously with such delivery, is taking such steps as may be necessary to put Purchaser in operating control of the Seller Portfolio. Purchaser is delivering to Seller such acknowledgments or assumption agreements herewith as may be required to assume the obligation to perform service under the Bank Agreements and Merchant Agreements subsequent to the Effective Date. The consummation of the Closing shall be deemed to constitute Seller's acknowledgment of satisfaction as to such acknowledgments and assumptions. The documents delivered pursuant to this section shall be dated as of the Closing Date.

1.07. Further Assurances. From time to time after the Closing, without further consideration, either party hereto will execute and deliver such other reasonable instruments of conveyance, assignment, transfer and delivery and take such other action as the other party reasonably may request in order more effectively to transfer, convey, assign and deliver to Purchaser, and to place Purchaser in control of, the Assets, or to more effectively cause Purchaser or iPayment to assume and perform the obligations assumed by Purchaser and iPayment pursuant to Section 1.02 hereof.

1.08. Closing Date. The purchase and sale of the Seller Portfolio pursuant to this Agreement (the "Closing") shall take place on October __, 2002, at the office of Seller. The date of Closing is referred to in this Agreement as the "Closing Date." Irrespective of the actual time of Closing, for all economic purposes, including without limitation the allocation of chargebacks liability, and revenue relating to the Assets, the Closing will be deemed to have taken place and shall be effective as of October 1, 2002 ("Effective Date"); provided, however, that all representations, warranties and covenants (to the extent any covenants are to be performed after Closing) shall be measured and determined as of the Closing Date.

1.09 Retained Liabilities. Purchaser is not assuming and will not perform any liabilities or obligations of Seller or AMS not specifically described in
      Section 1.02 herein, whether fixed or contingent, known or unknown, disclosed or undisclosed, recorded or unrecorded and whether relating to the Assets or other facts or circumstances.

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF SELLER AND AMS

Seller, as to the Seller Portfolio and AMS as to those portion of the Seller Portfolio pertaining to AMS, hereby represents and warrants to Purchaser as follows:

2.01. Corporate Organization; Etc. Seller is a Delaware corporation and AMS is an Illinois corporation, both duly organized, validly existing and in good standing and having full corporate power and authority to carry on the business as it is now being conducted and to own the properties and assets it now owns, including the Seller Portfolio.

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

2.02. Authorization. Seller and AMS have full corporate power and authority to enter into this Agreement and carry out the transactions contemplated hereby. The Boards of Directors of Seller and AMS have duly authorized the execution and delivery by Seller and AMS of this Agreement, the performance by Seller and AMS of their obligations hereunder and the consummation of the transactions contemplated hereby.

2.03. No Violation. Except as disclosed on Schedule 2.03, neither the execution and delivery of this Agreement, nor the performance by Seller or AMS of its obligations hereunder nor the consummation of the transactions contemplated hereby will (a) violate any provision of the Articles of Incorporation or Bylaws of Seller or AMS; (b) would require the consent of any other party which has not been obtained prior to Closing, constitute a breach of, or result in the creation or imposition of any lien upon the Seller Portfolio under, any agreement or commitment to which Seller or AMS is a party or by which Seller or AMS is bound; (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Seller or AMS is subject or (d) whether with or without notice, the lapse of time or both, will not conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller or AMS is a party or by which it is bound or create any lien, security interest, charge, encumbrance or restriction on any of the Assets. No other corporate proceedings on the part of Seller or AMS are necessary to authorize the execution and delivery of this Agreement or the completion by Seller or AMS of the transactions contemplated hereby.

2.04. Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Seller or AMS in connection with the execution, delivery and performance of this Agreement by Seller or AMS.

2.05. No Undisclosed Liabilities. Neither Bancard nor AMS have knowledge of material liabilities or obligations that adversely impact the portion of the Seller Portfolio relating to the AMS merchants, except as disclosed to Purchaser and iPayment in Schedule 2.05. Bancard does not have knowledge of material liabilities or obligations that adversely impact the portion of the Seller Portfolio relating to the ISO merchants, except as disclosed to Purchaser and iPayment in Schedule 2.05.

2.06. Litigation. Other than the litigation disclosed in Schedule 2.06, there is no known action, proceeding or investigation pending or threatened against Seller, or any properties or rights of Seller or AMS, before any court, arbitrator or administrative or governmental body that would involve the Seller Portfolio in any manner.

2.07. Seller Portfolio. The list of the accounts contained in the Seller Portfolio is attached hereto as Exhibits B, D and E, which sets forth (a) the name of the individual Merchant, (b) the September, 2002 sales, and
      (c) the current year-to-date sales discount rate is accurate and complete in all material respects to the best knowledge of Seller. The Seller's most recent Nobel/ISO settlement reports (August, 2002) regarding the Seller Portfolio are attached hereto as Schedule 2.07, and are accurate and complete in all material respects to the best knowledge of Seller Seller has no reason to believe any of the Bank Agreements are unenforceable. Finally, to the best knowledge of Seller, Seller is not subject to any material agreements involving Merchants or the Seller Portfolio which are not being assigned to Purchaser pursuant to this Agreement. The knowledge of Seller in this Agreement refers to the knowledge of John W. Schricker, President of Seller and William J. Brockway, Vice President of Seller. The knowledge of AMS in this Agreement refers to the knowledge of Gerald Grecco, President of AMS, and William J. Brockway. With respect to the information referenced in items (c), (d) and
      (e) above, the information is not presently included in Schedule 2.07, but will be provided by Seller as soon as commercially practicable after the Closing Date.

2.08. Licenses, Permits and Authorizations. To the knowledge of Seller and AMS, they have all approvals, authorizations, consents, licenses, franchises, orders and other permits of all governmental or regulatory agencies, whether federal, state, local or foreign, the absence of which would impair the Seller Portfolio.

2.09. Intentionally Deleted

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2.10  Compliance  with Law.  To the  knowledge  of Seller  and AMS,  they are in compliance,  in all respects,  with all applicable statutes,  regulations,
      judgments,   injunctions,  decrees,  orders,  ordinances  and  other  laws
      (collectively, "Laws") of the United States of America, all state and local governments and other governmental authorities, and agencies and courts of any of the foregoing, to which Seller is subject, and they have not received any notice to the effect that, or otherwise been advised by counsel that, they have materially violated or are not in compliance in all material respects with any of such Laws, and, to the knowledge of Seller and AMS, there are no investigations with respect thereto, nor past or current business conduct or practices of Seller or AMS similar to the conduct or practices of other businesses that to the knowledge of Seller or AMS have been the subject of investigations, proceedings, claims, actions, suits, demands or notices with respect thereto or have resulted in any liability arising out of or related to such conduct or practices.

2.11 Ownership and Portability of Merchant Accounts. With respect to all of the Merchant Accounts (except for (i) iPayment's, ODC's and CardSync's pre-existing rights and obligations regarding the ODC/CardSync Merchants,
      (ii) those rights disclosed in Schedule 2.11 which are retained by the ISO Groups as to the ISO Merchants, and (iii) the residuals retained by, and the related payout rights of, the AMS Sales Centers and Agents as described in Schedule 2.11), (a) Bancard or AMS owns such Merchant Accounts free and clear of all liens, claims, charges, encumbrances, mortgages, pledges, security interests and other interests, (b) such Merchant Accounts, to the knowledge of Bancard and AMS, are processed under unique BINs and ICAs, and (c) Purchaser will have the right at any time and from time to time after the Closing Date, to direct Seller and third-party processors to, and such third-party processors are obligatedto, (i) assign the Merchant Agreements relating to the Merchants so identified, including all Merchant files and records (paper and fiche), related merchant reserve and hold accounts, BINs, ICAs and databases relating thereto, to one or more other Member Banks and/or third-party processors designated by Seller and (ii) effect the deconversion of such Merchant Accounts. Subject to the rights of the ISO Groups, ODC and CardSync, such third-party processors are obligated to transfer the merchant files, merchant agreements, related documents and other items described herein after receipt of Seller's request for such assignment and deconversion and such assignment and deconversion of the Merchant Accounts shall be at no cost or expense to Purchaser or iPayment other than the reasonable cost of copying, shipping, supplies, programming and the like and any related reasonable transfer, association or registration fees. Bancard agrees to use reasonable efforts following Closing to obtain the consents of the ISO Groups to this transaction and to iPayment's assumption of the Bank's obligations under the merchant solicitation agreements with the respective ISO Groups; provided, however, if Bancard is unable to obtain such consents, there shall be no penalty or other adverse consequences to Bancard from Purchaser or iPayment. "BINs" shall mean a unique Bank Identification Number assigned by VISA and licensed to a Member Bank for its use in entering or receiving transactions into (or from) VISA's settlement authorization systems and participating in the VISA card program. An "ICA" is the corresponding number assigned by MasterCard for the same purpose. "Member Bank" means a member of VISA and/or MasterCard which is authorized by such association(s) to enter or receive transactions into (or from) such association(s) settlement and authorization systems, and to participate in such association(s) charge card program.

                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PURCHASER: AND PAYMENT

Purchaser and iPayment hereby represent and warrant to Seller as follows:

3.01. Corporate Organization; Etc. Purchaser and iPayment are at the date hereof, and will be on the Closing Date, corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, are solvent, and have corporate power and authority to carry on their business as now being conducted.

3.02. Authorization, Etc. Purchaser and iPayment have full corporate power and authority to enter into this Agreement and carry out the transactions contemplated hereby.

3.03. No Violation. Neither the execution and delivery of this Agreement, nor the performance by Purchaser or iPayment of their obligations hereunder nor the consummation of the transactions contemplated hereby will (a) violate any provision of the Charters or Bylaws of Purchaser or iPayment;
      (b) would require the consent of any other party which has not been obtained prior to Closing; or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Purchaser or iPayment is subject.

3.04. Litigation. There is no known action, proceeding or investigation pending or, to the best knowledge and belief of Purchaser or iPayment, threatened against Purchaser or iPayment, or any properties or rights of Purchaser or iPayment, before any court, arbitrator or administrative or governmental body, which questions or challenges the validity of this Agreement or any action taken or to be taken by Purchaser or iPayment pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                        CERTAIN COVENANTS AND AGREEMENTS

4.01. Seller's and AMS's Non-Solicitation  Covenant.  During the period of three
      (3) years following the Closing Date, Seller and its successors in interest, assigns and affiliates, shall not (i) other than mass market campaigns not specifically directed toward any Merchant, directly solicit any Merchant for purposes of providing credit card authorization and related services to any of the Merchants, wherever located, or (ii) intentionally or knowingly interfere with, disrupt or attempt to disrupt any past, present or prospective business relationship, contractual, between Purchaser and any Merchant, client, supplier, consultant, agent or employee of Purchaser; provided, however, nothing herein shall prevent Seller or its successors, assigns and affiliates from contracting with any such Merchant, client, supplier, consultant, agent or employee in a manner that does not interfere with, disrupt or attempt to disrupt any contractual relationship between such person and Purchaser or from accepting any unsolicited business relationships of any kind with any such person. Notwithstanding the foregoing neither Seller nor its successors, assigns or affiliates shall be prohibited from: (a) contracting with any Merchant that terminated service with Purchaser at least six months prior to entering into a contract with Seller, so long as Seller was not in breach of this covenant with respect to such Merchant prior to entering into such contract; (b) mass marketing campaigns not specifically directed toward any Merchant and done without violation of Section 4.02 by any of Seller or any successor, assign or affiliate of Seller shall not be deemed a violation of this Section 4.01; (c) agent banks now or hereafter affiliated with Quad City Bank & Trust Company in the ordinary course of business signing up and processing through Seller any Merchant in those agent banks' respective bank trade areas; and (d) Seller in the ordinary course of its business signing up and processing any Merchant in the bank trade areas of Quad City Bank & Trust Company and Cedar Rapids Bank & Trust Company.

4.02. Confidentiality. Unless otherwise required by law, Seller agrees that during the period of five (5) years following the Closing Date, it will not voluntarily at any time, directly or indirectly, communicate, furnish, divulge or disclose to any individual, firm, association, partnership or corporation except to its accountants, attorneys, regulators, or to persons or entities who are conducting due diligence for purposes of selling the Seller Portfolio to Purchaser or its parent/holding company, subject, however, to a confidentiality agreement, , any knowledge or information with respect to any matters concerning or relating to the Merchants or the Seller Portfolio, including but not limited to, copies or originals of any information supplied to Purchaser.

4.03. Right to Injunctive Relief. Seller agrees and acknowledges that the violation of the foregoing covenants set forth in Sections 4.01 and 4.02 would cause irreparable injury to Purchaser and that the remedy at law for any violation or threatened violation would be inadequate and that Purchaser, provided that Purchaser shall be in compliance with this Agreement, shall be entitled to temporary and permanent injunctive relief or other equitable relief without the necessity of proving actual damages.

4.04. Notice of Merchant Conversion. If Seller discovers that it has accepted the application for credit card authorization services from a Merchant, except as permitted in Section 4.01 above, for a three year period from the date hereof, it shall promptly notify Purchaser. Purchaser agrees that in the event that Seller takes processing applications from any of the Merchants, except as permitted in Section 4.01 above, Purchaser shall, prior to taking the actions permitted in Section 4.03 above, give written notice to the Seller and Seller shall then have 30 days in which to assign such processing application to Purchaser or to cancel the processing agreement between Seller and such Merchant. If the Seller fails to take such action within the 30 day period, Purchaser shall then be entitled to pursue any remedies against Seller, including without limitation, the remedies provided in Section 4.03.

4.05 Merchant Reserves. At the time that Seller ceases to process the Seller Portfolio for Purchaser pursuant to the Interim Processing Agreement, and subject to the existing BIN's and ICA's being transferred to a new Visa/MasterCard Member Bank in order that Seller and Bank will not have continuing liability for Unfulfilled Chargebacks related to or arising from the Seller Portfolio or Bancard's and Bank's continued services under the Interim Processing Agreement (other than Unfulfilled Chargebacks arising from AMS's pre-January 1, 2002 transactions), then Seller shall transfer the Merchant Reserves to a financial institution of Purchaser's choosing at closing as set forth in Section 1.03 hereof.

4.06 Litigation Support. In the event and for so long as Purchaser actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Seller, Seller will cooperate with Purchaser and hisPurchaser's counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party.

4.07 Public Statements. Purchaser and Seller shall consult with each other and will mutually agree on any press releases or public announcements pertaining to this Agreement or the transactions contemplated hereby and will not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable securities or other laws, in which case the party proposing to issue such press release or make such public announcement will use its best efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

4.08 Reasonable Best Efforts, Cooperation. Subject to the terms and conditions of this Agreement, each of Seller and Purchaser agrees to use its respective reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the transactions contemplated by this Agreement as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

                                    ARTICLE V

                  DELIVERY OF DOCUMENTS AT OR PRIOR TO CLOSING

5.01. Delivery of Documents by Seller and AMS. At or prior to the Closing, Seller and AMS shall deliver to Purchaser, unless waived by Purchaser, the following documents and instruments:

      (a) all consents from government agencies and third parties necessary to complete the Transfer and otherwise to consummate the transactions contemplated hereby;

      (b) such bills of sale, endorsements, assignments, and other good and sufficient instruments of conveyance and assignment, reasonably satisfactory in form and substance to Purchaser and its counsel, as shall be necessary to vest all of Seller's and AMS's rights and interest in, and title to, the Seller Portfolio in Purchaser and otherwise to consummate the transactions contemplated hereby;

      (c) the most recent VISA/MASTERCARD Settlement Report and copies of such other documents and computer printouts requested by Purchaser related to the Seller Portfolio. Seller may delete all information not related to the Seller Portfolio. At the time that Seller ceases to process the Seller Portfolio for Purchaser pursuant to the Interim Processing Agreement, and subject to the existing BIN's and ICA's being transferred to a new Visa/MasterCard Member Bank in order that Seller and Bank will not have continuing liability for Unfulfilled Chargebacks related to or arising from the Seller Portfolio or Bancard's and Bank's continued services under the Interim Processing Agreement (other than Unfulfilled Chargebacks arising from AMS's pre-January 1, 2002 transctions), then Seller shall deliver to Purchaser originals of all documents that relate to the Seller Portfolio;

      (d) written instruments whereby the creditors, if any listed on Schedule 5.01(d) hereto, if any, have effectively released and discharged the security interests referred to in said schedule;

      (e) Bancard agrees to use reasonable efforts following Closing to obtain the consents of the ISO Groups to this transaction and to iPayment's assumption of the Bank's obligations under the merchant solicitation agreements with the respective ISO Groups; provided, however, if Bancard is unable to obtain such consents, there shall be no penalty or other adverse consequences to Bancard from iPayment or Purchaser; and

      (f) such other documents or instruments as Purchaser may reasonably request.

5.02. Delivery of Documents by Purchaser. At or prior to the Closing, Purchaser shall deliver to Seller and AMS, the following documents and instruments:

      (a) the purchase price set forth in Section 1.05 hereof payable as allocated in said Section 1.05; and

      (b)  the Purchaser's Receipt.

5.03 Concurrent Agreement. At or prior to the Closing, Purchaser and Seller shall enter into an Interim Processing Agreement in the form attached hereto as Exhibit 5.03.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

6.01. No Brokerage. Each party hereto represents and warrants to the other party hereto that it has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement or the transactions contemplated hereby, and each party agrees to indemnify and hold the other party harmless against and in respect of any such obligation or liability based in any way on agreements, arrangements or understandings claimed to have been made by such party with any third party.

6.02. Survival. Unless otherwise noted herein, each party hereto covenants and agrees that its representations, warranties, covenants and agreements contained in this Agreement and in any instrument of sale, assignment, conveyance and transfer executed and delivered pursuant to this Agreement, shall survive the Closing Date.

6.03. Amendments. Purchaser and Seller may amend, modify or supplement this Agreement only by an instrument in writing signed on behalf of Purchaser and Seller.

6.04. Waivers. Either party to this Agreement may, by written notice to the other, (a) extend the time for the performance of any of the obligations or other actions of the other party; (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the covenants of the other party contained in this Agreement; and (d) waive or modify performance of any of the obligations of the other partyThe waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

6.05. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay its own fees and expenses incident to the negotiation, preparation, execution and performance of this Agreement including counsel and accountant's fees.

6.06. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if mailed, certified mail, return receipt requested, with postage prepaid:

      (a)  If to Bancard or to AMS, to:

           Quad City Bancard, Inc.
           Attn:  John W. Shricher
           3551 - 7 Street
           Moline, IL  61265

           With copy to:

           QCR Holdings, Inc.
           Attn:  Douglas Hultquist
           3551 - 7th Street
           Moline, IL  61265

           With copy to:

           Terry M. Giebelstein
           LANE & WATERMAN
           220 N Main Street, Suite 600
           Davenport, IA  52801


      (b)  If to Purchaser, to:

           QuadCity Acquisition Corp.
           c/o iPayment, Inc.
           Attn: Afshin Yazdian, General Counsel
           30 Burton Hills, Suite 520
           Nashville, Tennessee  37215

           With a  copy to:

           Howard Herndon, Esq.
           Waller Lansden Dortch & Davis,
           A Professional Limited Liability Company
           511 Union Street, Suite 2100
           Nashville, Tennessee  37219-1760


      or to such other person or address as either party shall furnish the other party in writing.

6.07. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned without the prior written consent of the other party.

6.08. Governing Law. THE PROVISIONS OF THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES ARISING THEREFROM SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

6.09 Venue. Any and all disputes between the parties which may arise pursuant to this Agreement shall be heard and determined before an appropriate federal or state court located in the State of Illinois; notwithstanding the foregoing, the parties agree to bring the action in Illinois federal courts, rather than Illinois state courts, if there is jurisdiction in the federal courts. The parties hereto acknowledge that such courts have the jurisdiction to interpret and enforce the provisions of this Agreement, and the parties waive any and all objections that they may have as to jurisdiction, venue or conflict of law issues in any of the above courts.

6.10. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Further, this Agreement may be executed by facsimile signatures, which shall be deemed binding on the parties with the same force and effect as original signatures.

6.11. Schedules and Headings. Information set forth in the Schedules hereto is deemed to have been disclosed for all purposes of this Agreement.

6.12. Entire Agreement. This Agreement, including the Schedules, the Interim Processing Agreement referred to in Section 5.03 and other documents referred to herein which form a part hereof, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

6.13 Severability. In the event any portion of this Agreement may be determined by any Court of competent jurisdiction to be unenforceable, the balance of the Agreement shall be severed therefrom and shall continue in full force and effect unless a failure of consideration would thereby result.

6.14. Attorneys Fees. Notwithstanding anything in Section 6.05, should a dispute, including but not limited to any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement, or the rights and duties of any person or entity hereunder, the party or parties prevailing shall be entitled to attorneys' fees, expenses of counsel and court costs incurred by reason of such action.

                                   ARTICLE VII

                                 INDEMNIFICATION

7.01 Indemnification by Bancard and AMS. Bancard and AMS, as Indemnifying Party, shall indemnify, save and hold harmless each of Purchaser and iPayment and their affiliates, successors and permitted assigns, and each officer, director, employee or agent thereof, their respective controlling persons, and their respective estates, successors, and assigns (collectively, the "iPayment Indemnified Parties" and each an "Indemnified Party"), harmless against and from any liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' fees, disbursements and expenses (collectively, "Damages"), sustained or incurred by any of the iPayment Indemnified Parties after the Closing Date as a result of, arising out of or by virtue of any misrepresentation, breach of any warranty or representation, or non-fulfillment of any agreement or covenant that was to be fulfilled prior to the Closing Date, in each case on the part of Bancard or AMS, whether contained in this Agreement or any Exhibit or Schedule hereto or thereto or any written statement or certificate furnished or to be furnished to Purchaser or iPayment pursuant hereto or in any closing document or ancillary document executed and delivered in connection with, or contemplated by, this Agreement executed and delivered by Bancard or AMS to iPayment or Purchaser in connection herewith. Such indemnification shall include without limitation the following:

      (a) the untruth, inaccuracy or breach of any representation or warranty made by Bancard or AMS in this Agreement or any ancillary document executed and delivered in connection with, or contemplated by, this Agreement;

      (b) the nonfulfillment or breach of any covenant, agreement or obligation of Bancard or AMS contained in this Agreement or any ancillary document executed and delivered in connection with, or contemplated by, this Agreement;

      (c) any claim or demand by any person asserting any interest in the Assets or any other claim in respect to the transactions contemplated by this Agreement, except for: (i) iPayment's, ODC's and CardSync's pre-existing rights and obligations regarding the ODC/Cardsync
           Merchants; (ii) the rights disclosed in Schedule 2.11 which are retained by the ISO Groups as to the ISO Merchants; and (iii) the residuals retained by, and the related payout rights of, the AMS Sales Centers and Agents as disclosed in Schedule 2.11;

      (d) any failure of Seller to satisfy or comply with the requirements of any applicable bulk sales or similar law;

      (e) all Unfulfilled Chargebacks, liabilities and expenses relating to transactions of the AMS Merchants occurring prior to January 1, 2002;

      (f) any liability of Seller arising out of the operation of the Assets prior to the Closing which is imposed upon Purchaser or iPayment, except to the extent such liability is an Assumed Liability;

      (g) any liability of the Bancard or AMS for unpaid taxes with respect to any tax year or portion thereof ending on or before the Closing Date (or for any tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date); and

      (h) any liability arising out of Seller's inability to obtain consents from the ISO Groups as further described in Sections 2.11 and 5.01(e), except for iPayment or Purchaser's claims related to loss of the ISO Merchants or revenue therefrom.

7.02 Indemnification by Purchaser and iPayment. Purchaser and iPayment, as Indemnifying Party, shall indemnify, save and hold harmless each of Bancard, Bank and AMS and their affiliates, successors and permitted assigns, and each officer, director, employee or agent thereof, their respective controlling persons, and their respective estates, successors, and assigns (collectively, the "Bancard Indemnified Parties" and each an "Indemnified Party"), harmless against and from any liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' fees, disbursements and expenses (collectively, "Damages"), sustained or incurred by any of the Bancard Indemnified Parties after the Closing Date as a result of, arising out of or by virtue of any misrepresentation, breach of any warranty or representation, or non-fulfillment of any agreement or covenant that was to be fulfilled after the Closing Date, in each case on the part of iPayment or Purchaser, whether contained in this Agreement or any Exhibit or Schedule hereto or thereto or any written statement or certificate furnished or to be furnished to Bancard, Bank or AMS pursuant hereto or in any closing document or ancillary document executed and delivered in connection with, or contemplated by, this Agreement executed and delivered by iPayment or Purchaser to Bancard, Bank or AMS in connection herewith. Such indemnification shall include without limitation the following:

      (a) the untruth, inaccuracy or breach of any representation or warranty made by iPayment or Purchaser in this Agreement or any ancillary document executed and delivered in connection with, or contemplated by, this Agreement;

      (b) the nonfulfillment or breach of any covenant, agreement or obligation of iPayment or Purchaser contained in this Agreement or any ancillary document (including the Interim Processing Agreement) executed and delivered in connection with, or contemplated by, this Agreement;

      (c) all Unfulfilled Chargebacks, liabilities and expenses relating to transactions of the AMS Merchants occurring on or after January 1, 2002;

      (d) all Unfulfilled Chargebacks, liabilities and expenses relating to transactions of the ISO Merchants and the ODC/CardSync Merchants, whether occurring on, before or after the Effective Date;

      (e)  any liability which was assumed by iPayment and Purchaser pursuant to
           Section 1.02 of this Agreement; and

      (f) any liability of iPayment or Purchaser arising out of the operation of the Assets after the Effective Date.

7.03 Procedure for Indemnification - Non Third Party Claims. Whenever any claim shall arise for indemnification hereunder not involving a Proceeding (as hereinafter defined), the Indemnified Party shall notify the Indemnifying Party promptly after such Indemnified Party has actual knowledge of the facts constituting the basis for such claim. The notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom.

7.04  Procedure for Indemnification - Third Party Claims.

      (a) Promptly following the receipt by any Indemnified Party of written notice of a demand, claim, action, assessment or proceeding made or brought by a third party, including a governmental agency (a "Third Party Claim") for which such person seeks indemnification, the Indemnified Party receiving such notice of the Third Party Claim shall promptly notify the Indemnifying Party, of its existence, setting forth the facts and circumstances of which such Indemnified Party has received notice, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced by the Indemnified Party's failure to give such notice.

      (b) The Indemnified Party shall tender the defense of a Third Party Claim to the Indemnifying Party. If the Indemnifying Party accepts responsibility for the defense of a Third Party Claim, then the Indemnifying Party shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the exclusive right, in its discretion exercised in good faith and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten days prior to any such settlement, it shall give written notice of its intention to settle to the Indemnified Party. The Indemnified Party shall have the right to be represented by counsel at its own expense in any defense conducted by the Indemnifying Party (but the Indemnifying Party will control the defense of the Third Party Claim (if it has elected to do so)).

      (c) If, in accordance with the foregoing provisions of this Article, an Indemnified Party shall be entitled to indemnification against a Third Party Claim, and if the Indemnifying Party shall fail to accept the defense of a Third Party Claim that has been tendered in accordance with this Section, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided at least ten days prior to any such settlement, written notice of its intention to settle is given to the Indemnifying Party. If, pursuant to this Section, the Indemnified Party so defends or settles a Third Party Claim for which it is entitled to indemnification hereunder, as hereinabove provided, the Indemnified Party shall be reimbursed or otherwise indemnified by the Indemnifying Party for the reasonable attorneys' fees and other expenses of defending the Third Party Claim that are incurred from time to time, immediately following the earlier of (i) the agreement of the Indemnified Party and the Indemnifying Party that the Indemnifying Party is liable for such Damages pursuant to this Article VII and (ii) the entry of a final judgment of a court of competent jurisdiction determining that any Damages exist and that the Indemnifying Party is liable for such Damages pursuant to this Article VII. No failure by the Indemnifying Party to acknowledge in writing its indemnification obligations under this Article VII shall relieve it of such obligations to the extent they exist.

      (d) Notwithstanding the foregoing, in connection with any settlement negotiated by the Indemnifying Party, no Indemnified Party shall be required to (i) enter into any settlement (A) that does not include the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, or (B) if the Indemnified Party shall, in writing to the Indemnifying Party within the ten day period prior to such proposed settlement, disapprove of such settlement proposal (which settlement proposal will not be unreasonably disapproved) and desire to have the Indemnifying Party tender the defense of such matter back to the Indemnified Party, or (ii) consent to the entry of any judgment that does not include a full dismissal of the litigation or proceeding against the Indemnified Party with prejudice; provided, however, that should the Indemnified Party disapprove of a settlement proposal pursuant to clause (B) above, the Indemnified Party shall thereafter have all of the responsibility for defending, contesting and settling such Third Party Claim but shall not be entitled to indemnification by the Indemnifying Party to the extent that, upon final resolution of such Third Party Claim, the Indemnifying Party's liability to the Indemnified Party but for this proviso exceeds what the Indemnifying Party's liability to the Indemnified Party would have been if the Indemnifying Party were permitted to settle such Third Party Claim in the absence of the Indemnified Party exercising its right under clause (B) above.

      (e) Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a Third Party Claim may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle the Third Party Claim without the Indemnifying Party's consent (which may not be unreasonably withheld.) If the Indemnifying Party does not assume the defense of any claim or litigation, any Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate. The Indemnifying Party will promptly reimburse the Indemnified Party in accordance with the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                             BANCARD

                             QUAD CITY BANCARD, INC.,
                             a Delaware corporation

                             By:      ________________________________
                             Title:   ________________________________

                             AMS

                             ALLIED MERCHANT SERVICES, INC.,
                             an Illinois corporation

                             By:      ________________________________
                             Title:   ________________________________


                             PURCHASER

                             QUADCITY ACQUISITION CORP.
                             a Delaware Corporation

                             By:      ________________________________
                             Title:   ________________________________


                            iPAYMENT

                             iPAYMENT, INC., a Delaware Corporation

                             By:      ________________________________
                             Title    ________________________________

                                PERSONAL GUARANTY

                  The undersigned, Greg Daily, being a principal in Purchaser and iPayment, hereby assumes and personally guarantees, unconditionally and without requirement of prior notice, demand, presentation or action against Purchaser or iPayment, all agreements, obligations and undertakings of Purchaser and/or iPayment owing under or pursuant to the foregoing Purchase and Sale Agreement.

                  Dated this ____day of October, 2002.



                  -----------------------------------------
                  Greg Daily

                                    EXHIBIT A

                        MERCHANT SOLICITATION AGREEMENTS

         Various merchant application and agreement forms have been supplied to iPayment/Purchaser, including:

                  (1)      Trinity Payment Systems;
                  (2)      Clarity Merchant Services, LLC;
                  (3)      Rich Ryan;
                  (4)      Student Advantage;
                  (5)      Real Time Processing;
                  (6)      Allied Merchant Services, LLC
                  (7)      Card/Sync Processing, Inc.; and
                  (8)      Online Data Corp.

                                    EXHIBIT B

                                  AMS MERCHANTS

         List previously provided on CD Rom to Purchaser/iPayment.

                                    EXHIBIT C

                                   ISO GROUPS

(1) Trinity Payment Systems (written Merchant Broker Agreement previously provided to Purchaser/iPayment);

(2) Clarity Merchant Services (no written agreement) (this entity is owned by Bancard);

(3)  Rich Ryan (no written agreement);

(4) Student Advantage (written Merchant Broker Agreement previously provided to Purchaser/iPayment); and

(5) Real Time Processing (written Merchant Broker Agreement previously provided to Purchaser/iPayment).

                                    EXHIBIT D

                                ISO MERCHANT LIST

         List previously provided on CD Rom to Purchaser/iPayment.

                                    EXHIBIT E

                             ODC/CARDSYNC MERCHANTS

         List previously provided on CD Rom to Purchaser/iPayment.

                                    EXHIBIT F

                                VENDOR AGREEMENTS

(1)  Nobel   Electronic   Transfer,   LLC   (written   agreement   provided   to
     Purchaser/iPayment).

                                  SCHEDULE 1.01

                                 LIST OF ASSETS

         See attached depreciation schedule regarding AMS furnishings and equipment.

                                  SCHEDULE 1.02

           ADDITIONAL LIABILITIES BEING ASSUMED BY PURCHASER/iPAYMENT

1. AMS Lease Agreement with Hammond Development Corporation for lease of real estate in Hammond, Indiana (copy previously provided to Purchaser/iPayment). (Requires monthly payment of $____________ and contract expires on ________________.)

2. AMS copy machine lease with McShane's Business Products & Solutions/US Bancorp Office Equipment Finance Services (copy previously provided to Purchaser/iPayment). (Requires monthly payment of $____________ and contract expires on ________________.)

                                  SCHEDULE 1.03

                                    RESERVES

                                Attached hereto.

(1) Merchants with Diverted Balances (closed less than 1year as of 10/8/02) (List previously provided to Purchaser/iPayment.) Transactions, including releases of reserves or changes to reserves, have occurred in the ordinary course of business since 10/8/02.

(2) Merchants with Diverted Balances (closed longer than 1 year as of 10/8/02). (List previously provided to Purchaser/iPayment.) Transactions, including releases of reserves or changes to reserves, have occurred in the ordinary course of business since 10/8/02.

                                  SCHEDULE 1.06

                                      LIENS

-    No lien or encumbrances.

- The ISO Groups have certain claims to the ISO Merchants, all as set forth in the merchant solicitation agreements with the respective ISO Group members, as further described in Schedule 2.11 hereto.

                                  SCHEDULE 2.03

                                REQUIRED CONSENTS

(1) Claims of ISO Group members to the respective ISO Merchants, as further described in Schedules 1.06 and 2.11 hereof.

(2)  Hammond, Indiana lease of AMS.

(3)  AMS copy machine lease.

                                  SCHEDULE 2.05

                           NO UNDISCLOSED LIABILITIES

         AMS Merchants - In the ordinary course of business, there are chargeoffs related to the AMS portfolio. In September, 2002, chargeoffs were approximately $20,000. Prior months chargeoffs have been reported to Purchaser/iPayment for January through August, 2002, as part of the monthly settlement reports provided to Purchaser/iPayment.

         ISO Merchants - In the ordinary course of business, there are chargeoffs related to the ISO Group portfolios. Prior months chargeoffs have been reported to the Purchaser/iPayment for January through August, 2002, as part of the monthly settlement reports provided to Purchaser/iPayment.

                                  SCHEDULE 2.06

                               EXISTING LITIGATION

1. Ticketsupfront Litigation - Ticketsupfront, a CardSync merchant, is generating large chargebacks and resulting losses. Litigation for declaratory judgment has been commenced in the Marion County Superior Court (Indiana) entitled Joel Cohen vs. Quad City Bank & Trust Company, (Cause No. 49D040209MI001591). Bank has tendered defense and indemnification regarding the lawsuit to CardSync.

2. The Boardroom - The Boardroom, a CardSync merchant, has been shut down an alleged prostitution establishment. Bank/Bancard have been subpoenaed for information and testimony and have been investigated by Florida authorities for alleged interference with an ongoing criminal investigation arising from Bancard's report to CardSync and CardSync's report to the merchant of the receipt of a criminal investigatory subpoena.

3. One Cent Authorization - Several ODC Merchants, both approved and unapproved, ran approximately one million one cent authorizations through Vital as part of a possible credit card fraud scheme. Possible MasterCard/Visa fines and penalties may result which will be the obligation of ODC.

                                  SCHEDULE 2.07

         The Seller Portfolio information has been previously provided to Purchaser/iPayment in CD Rom format.

         The August, 2002 Nobel/ISO Settlement reports have also been previously provided to Purchaser/iPayment, and additional copies thereof are attached hereto.

                                  SCHEDULE 2.11

                 DISCLOSURES REGARDING OWNERSHIP AND PORTABILITY

         ISO Groups Rights to ISO Merchants

         Pursuant to Section 10(B) of Merchant Broker Agreements with Student Advantage, Inc. and Trinity Payment Services, those ISO's retain 100% ownership in their Merchants. Also, Section 11 of such Merchant Broker Agreement restricts assignment by either party. In this case, since Bancard is selling substantially all of its assets, the assignment is allowed, so long as Purchaser/iPayment assumes the obligations and the other requirements of Section 11 are met.

         There is no written agreement with Rich Ryan, but Ryan and Bancard understand and previously orally agreed, that Ryan has the same rights to Merchants as Student Advantage, Inc. and Trinity Payment Services.

         Real Time Processing, Inc.'s Merchant Broker Agreement with Bancard expired in October, 2002 and ODC has previously purchased Real Time's portfolio. Hence, we believe ODC controls Real Time's Merchants.

         AMS Sales Centers and Agents

         AMS has entered into various Sales Center Agreements and Sale Representative Agreements, copies of which have previously been provided to Purchaser/iPayment. A list of the outstanding Sales Center and Sales Representative Agreements is attached hereto. The Sale Centers and Representatives retain residuals as provided in those various agreements. Also, the Sale Centers have the right to require AMS to purchase in a lump sum the Sales Center's residuals in the AMS Merchants pursuant to formula set forth in Exhibit C of the Sales Center Agreements. Purchaser/iPayment are assuming the obligations regarding residuals and lump sum payouts to the AMS Sales Centers and AMS Sales Representatives.

                                SCHEDULE 5.01(d)

                                LIST OF CREDITORS

         None; there are no security interests held by creditors.

                                  EXHIBIT 5.03

                          INTERIM PROCESSING AGREEMENT

         Copy attached.